Kraton Announces Definitive Agreement to Combine with the Styrenic Block Copolymer Business of LCY Chemical Corp. to Create a Worldwide Leading Manufacturer and Innovator in the Styrenic Block Copolymer Industry

- Creates a $2+ billion pro forma revenue industry leader, with significant scale, an improved manufacturing cost position and a diversified product portfolio offering that will benefit customers' growth and innovation requirements across all regions of the world

- Enables expected annual cost synergies of $65 million on a run-rate basis, which are expected to be fully realized by 2017

- Expected to be accretive to operating earnings by $0.75 - $0.80 per share in the first full year of combined operations

- Establishes a strong pro forma capital structure and cash flow profile that will support continued investment in R&D and commercialization of innovation platforms, as well as other growth initiatives

HOUSTON, Jan. 28, 2014 /PRNewswire/ -- Kraton Performance Polymers, Inc. (NYSE: KRA), a global producer of highly-engineered polymers, today announced that it has entered into a definitive agreement to combine with the styrenic block copolymer ("SBC") operations of Taiwan-based LCY Chemical Corp. ("LCY"). The transaction will combine Kraton's broad product portfolio and innovation platform with LCY's cost-effective and innovative SBC operations and its proven record of driving growth in China and broader Asia.

The combination agreement calls for LCY to contribute its SBC business in exchange for newly issued shares in the combined company, such that Kraton's shareholders and LCY will each own 50% of the outstanding shares of the combined enterprise. The combined company will be incorporated in the UK, will be listed on the NYSE, and will be led by Kevin M. Fogarty, Kraton's President and Chief Executive Officer, and a global management team with administrative headquarters located in Houston, Texas.

"This combination addresses the strategic objectives of both Kraton and LCY. For Kraton, it represents a logical next step in our ongoing strategy to reposition our manufacturing assets, providing for significant improvements in overall cost structure, and furthering our investments in Asia, thereby increasing our participation in the fast-growing markets of China, and Asia Pacific more generally. Moreover, the combined company's capital structure, financial flexibility and cash-flow profile will serve as a strong foundation for continued investment in growth," said Kevin M. Fogarty, Kraton's President and Chief Executive Officer. "Kraton is an innovation company and our commitment to innovation, including our ongoing portfolio shift, will continue as the combined company focuses on accelerating growth in both its innovation portfolio and its core product offerings."

"LCY's SBC business, with its cost-effective operations and the strategic location of its manufacturing plants, including its recently expanded 300 kiloton plant in Huizhou, China, has generated growth rates exceeding twice the average of the SBC industry. Operations of the combined company will benefit significantly from LCY's cost-effective process capabilities and strategic sourcing of raw materials in Asia," added Fogarty. "We expect the combination to result in synergies of $65 million on a run-rate basis by 2017, which will be achieved through fixed-cost rationalization, optimization of variable-costs and through reductions in overhead costs. We estimate we will incur costs totaling approximately $70 million in the next three years to achieve these synergies. We also expect the combination to be accretive on an operating basis by $0.75 - $0.80 in the first full year of combined operations."

"Through the leadership of Bowei Lee, Chairman and Chief Executive Officer of LCY, LCY has established an impressive track record for profitable growth in its SBC operations. We feel that LCY's market presence in Asia and the cost effectiveness of its manufacturing operations provide a strong complement to the innovation focus and portfolio breadth of Kraton," said Dan Smith, Chairman of Kraton's Board of Directors. "The combination of Kraton and LCY's SBC business will result in a company with extensive capabilities and will establish a platform for continued innovation and profitable growth that will benefit Kraton's shareholders, its customers and employees," Smith added. "With one-third of pro forma revenues coming from China and greater Asia, the combined company will be geographically balanced across its three regions – the Americas, Europe and Asia – and well-positioned to serve customers around the world with an industry-leading platform of innovation-grade products."

"The combination agreement between the parties addresses the strategic objectives for both LCY and Kraton and allows the combined company to develop and manufacture more innovative products for broader applications in a cost efficient manner. The combination of LCY's innovative SBC manufacturing technology and geographic focus in higher growth markets with Kraton's leading R&D resources will make the new company a leading global player in SBC's. Projected synergies are expected to be achieved within three years, creating significant value for the combined company, shareholders and employees, as well as continuing to promote Taiwan's petrochemical industry as an important force on the international stage," said Bowei Lee, Chairman and Chief Executive Officer of LCY.

The new combined company will be a public limited company under the laws of England to enhance the financial flexibility of the global enterprise. The combined company will establish a registered office in England, and will maintain administrative headquarters in Houston, Texas. At the closing of the transaction, Kraton, as well as the entities owning LCY's SBC business will become subsidiaries of the combined company. The current shareholders of Kraton will exchange their shares on a one-for-one basis for shares in the combined company. At closing, Kraton's shareholders will own 50% of the shares of the combined company, and LCY will own the other 50%. The stock of the combined company will be listed and traded on the NYSE, and the company will continue to report earnings and financial results on a dollar-denominated basis in accordance with U.S. SEC rules.

Pursuant to a shareholder agreement to be entered into at closing setting forth governance rights and limitations relating to LCY's ownership, the Board of Directors of the combined company will consist of 14 directors, with seven of Kraton's ten current directors continuing to serve as directors of the combined company. LCY will designate seven directors to the combined company's Board. Dan Smith, who serves as Chairman of the Board of Directors of Kraton, will become Chairman of the combined company's Board for a period of two years post-close, after which, the LCY designees on the combined company Board will select the Chairman for a period of two years. Thereafter the Chairman will be selected by the full Board.

LCY's SBC operations are expected to be contributed on a cash free, debt-free basis, such that upon closing, long-term debt of the combined company is expected to be essentially unchanged from that of Kraton and therefore the combined leverage ratio is expected to decline to less than 1.5 turns in the first year.

The Board of Directors of LCY has also approved the definitive agreement to combine LCY's SBC operations with Kraton. The combination is subject to the approval of Kraton's and LCY's shareholders; U.S., Taiwan, China and Turkey regulatory approvals; and other customary regulatory and other approvals and conditions. The transaction is currently expected to close in the fourth quarter 2014, subject to the timing of necessary regulatory approvals. Kraton intends to file a proxy statement/prospectus with the U.S. Securities and Exchange Commission relating to the transaction as promptly as practicable.

Lazard is acting as Kraton's financial advisor and Kraton's legal advisor is Baker Botts L.L.P. Citi is acting as LCY's financial advisor, and LCY's legal advisor is Skadden, Arps, Slate, Meagher & Flom LLP.

CONFERENCE CALL AND WEBCAST
Kraton has scheduled a conference call and webcast on Tuesday, January 28, 2014 at 9:00 a.m. (Eastern Time) to discuss the combination with LCY. Kraton invites you to listen to the conference call, which will be broadcast live over the internet at www.Kraton.com, by selecting the "Investor Relations" link at the top of the home page and then selecting "Events" from the Investor Relations menu on the Investor Relations page.

You may also listen to the conference call by telephone by contacting the conference call operator 5 to 10 minutes prior to the scheduled start time and asking for the "Kraton Conference Call – Passcode: "Kraton" U.S./Canada dial-in 800-857-9641. International dial-in #: 415-228-4971. Copies of the presentation material that will be reviewed during the call are available on the company's website at www.Kraton.com.

ABOUT KRATON
Kraton Performance Polymers, Inc., through its operating subsidiary Kraton LLC and its subsidiaries (collectively, "Kraton"), is a leading global producer of engineered polymers and one of the world's largest producers of styrenic block copolymers (SBCs), a family of products whose chemistry was pioneered by Kraton 50 years ago. Kraton's polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. The company, offers a diverse range of products to more than 800 customers in over 60 countries worldwide, and is the only SBC producer with manufacturing and service capabilities on four continents. Kraton manufactures products at five plants globally, including its flagship plant in Belpre, Ohio, the most diversified SBC plant in the world, as well as plants in Germany, France, Brazil and Japan. The plant in Japan is operated by an unconsolidated manufacturing joint venture. For more information on the company, please visit www.Kraton.com.

Kraton, the Kraton logo and design, and the "Giving Innovators their Edge" tagline are all trademarks of Kraton LLC.

ABOUT LCY CHEMICAL CORP.
LCY Chemical Corp. was established in 1965 and has been involved in the petrochemical industry for nearly 50 years. LCY Chemical Corp. operates business across various industries, including chemicals, plastics, rubber, copper foil, storage and solar energy. LCY Chemical Corp. continues to expand its scale of operations, strengthen its corporate competitiveness and continues to value the safety, health and environmental protection of the communities it operates in. For more information on the company, please visit: http://global.lcy.com.tw/en/index.asp

Additional Information and Where to Find It

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES OF KRATON OR THE COMBINED COMPANY. KRATON WILL FILE A PROXY STATEMENT/PROSPECTUS (AND RELATED REGISTRATION STATEMENT) AND OTHER DOCUMENTS WITH THE SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT (INCLUDING ANY AMENDMENT OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING KRATON, LCY AND THE COMBINATION. A DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE SENT TO THE SECURITY HOLDERS OF KRATON SEEKING THEIR APPROVAL OF THE COMBINATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY KRATON WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT AND OTHER SUCH DOCUMENTS (RELATING TO KRATON) MAY ALSO BE OBTAINED FOR FREE FROM KRATON BY ACCESSING KRATON'S WEBSITE AT WWW.KRATON.COM

Participants in the Solicitation

Kraton, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Kraton's stockholders in connection with the combination. Information regarding such persons and a description of their interest in the combination will be contained in the proxy statement/prospectus when it is filed. Information concerning beneficial ownership of Kraton common stock by its directors and certain executive officers is included in its proxy statement dated April 15, 2013 and subsequent statements of changes in beneficial ownership on file with the SEC.

FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our plans, beliefs, expectations and current views with respect to, among other things, the combination and future events and financial performance. Forward-looking statements are often characterized by the use of words such as "outlook," "believes," "estimates," "expects," "projects," "may," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions, including statements regarding expected synergies from the combination and the costs and timing to obtain them; expectations regarding the accretiveness of the combination; capabilities and advantages of the combined company; whether the transaction will close and the expected timing thereof; and projected debt levels and leverage ratios and estimates.

All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Our expectations and assumptions regarding cost rationalizations, variable cost optimizations and reductions in overhead may not materialize, or our costs to achieve synergies may exceed our estimates, any of which would adversely affect our ability to achieve projected synergies. Our expectations and assumptions regarding the financial performance of the combined company may not materialize, which would adversely affect our ability to achieve expected accretion. Regulatory approvals that are conditions to the closing may not be obtained as anticipated, which could delay or prevent closing of the transaction. Our performance or that of LCY's could be adversely affected by other risks and uncertainties, which would adversely affect the ability of the combined company to achieve expected advantages. In the case of Kraton, these risks and uncertainties include, but are not limited to, those described in our latest Annual Report on Form 10-K, including but not limited to "Part I, Item 1A. Risk Factors" and "Part I, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: conditions in the global economy and capital markets; declines in raw material costs; limitations in the availability of raw materials we need to produce our products in the amounts or at the prices necessary for us to effectively and profitably operate our business; competition in our end-use markets, from other producers of SBCs and from producers of products that can be substituted for our products; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events.

USE OF NON-GAAP FINANCIAL MEASURES

This communication includes the use of both GAAP and non-GAAP financial measures. The non-GAAP financial measures are EBITDA and Adjusted EBITDA. We consider these non-GAAP financial measures important supplemental measures of financial performance and believe they are frequently used by investors, securities analysts and other interested parties in the evaluation of our performance and/or that of other companies in our industry, including period-to-period comparisons. Further, management uses these measures to evaluate operating performance.

These non-GAAP financial measures have limitations as analytical tools and in some cases can vary substantially from other measures of financial performance. You should not consider them in isolation, or as a substitute for analysis of results under GAAP in the United States. In the case of EBITDA, these limitations include: EBITDA does not reflect cash expenditures, or future requirements for capital expenditures or contractual commitments; EBITDA does not reflect changes in, or cash requirements for, working capital needs; EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; EBITDA calculations under the terms of debt agreements may vary from EBITDA presented herein, and our presentation of EBITDA herein is not for purposes of assessing compliance or non-compliance with financial covenants under debt agreements; and other companies in our industry may calculate EBITDA differently from how we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. In addition, we prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items we do not consider indicative of ongoing performance, but you should be aware that in the future, expenses similar to the adjustments in this presentation may be incurred. Our presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items.

(1) Refer to reconciliation of net income to EBITDA and Adjusted EBITDA included in this release.

 Historical Financial Data

Historical Financial Data

	Kraton
	12 months ended December			9 months Ended	Trailing 12 Months ended

($ Millions)	2010	2011	2012	9/30/13	9/30/13
Sales Volume (kT)	307	303	313	239	306
Revenue	$1,228.4	$1,437.5	$1,423.1	$1,001.8	$1,298.2
EBITDA (1)	$185.0	$184.1	$97.0	$70.3	$79.7
EBITDA Margin	15.1%	12.8%	6.8%	7.0%	6.1%
Adjusted EBITDA(1)	$194.9	$194.3	$113.3	$82.4	$94.5
Adjusted EBITDA Margin	15.9%	13.5%	8.0%	8.2%	7.3%
Capex	$55.6	$64.4	$69.6	$61.0	$86.4
Adjusted EBITDA less Capex	$139.3	$129.9	$43.7	$21.4	$8.1
LCY SBC Operations

	12 months ended December			9 months Ended	Trailing 12 Months ended

($ Millions)	2010	2011	2012	9/30/13	9/30/13
Sales Volume (kT)	197	203	222	195	255
Revenue	$432.5	$570.4	$618.9	$458.5	$611.7
EBITDA (1)	$46.7	$67.3	$95.9	$49.9	$73.6
EBITDA Margin	10.8%	11.8%	15.5%	10.9%	12.0%
Adjusted EBITDA(1)	$49.3	$65.1	$92.0	$45.2	$65.5
Adjusted EBITDA Margin	11.4%	11.4%	14.9%	9.9%	10.7%
Capex	$12.2	$31.1	$18.5	$8.7	$13.1
Adjusted EBITDA less Capex	$37.1	$34.0	$73.5	$36.5	$52.4

(1) Refer to reconciliation of net income to EBITDA and Adjusted EBITDA included in this release.

KRATON PERFORMANCE POLYMERS, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KRATON TO NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	12 months ended December			9 months Ended	Trailing 12 Months ended

	2010	2011	2012	9/30/13	9/30/13
Net income (loss) attributable to Kraton	$96.7	$90.9	$(16.2)	$(5.5)	$(35.0)
Net loss attributable to noncontrolling interest	-	-	-	$(0.2)	$(0.2)
Consolidated net income (loss)	$96.7	$90.9	$(16.2)	$(5.7)	$(35.2)
Add:
Interest expense, net	$24.0	$29.9	$29.3	$24.9	$32.1
Income tax expense	$15.1	$0.6	$19.3	$4.4	$19.3
Depreciation and amortization expenses	$49.2	$62.7	$64.6	$46.7	$63.4

EBITDA	$185.0	$184.1	$97.0	$70.3	$79.7
Add (deduct):
Settlement gain (a)	-	-	$(6.8)	-	-
Property tax dispute (b)	-	-	$6.2	-	-
Storm related charges (c)	-	-	$2.5	-	-
Restructuring and other charges (d)	$6.4	$1.8	$1.4	$2.3	$2.6
Non-cash compensation expense	$3.5	$5.5	$6.6	$6.4	$7.7
Impairment of long-lived assets (e)	-	-	$5.4	-	-
Production downtime related to MACT legislation (f)	-	-	-	$3.5	$3.5
Loss on extinguishment of debt (g)	-	$3.0	-	-	-
Retirement plan settlement (h)	-	-	$1.1	-	$1.1
Adjusted EBITDA	$194.9	$194.3	$113.3	$82.4	$94.6

(a)	Reflects the benefit of settlement with LyondellBasell.
(b)	Reflects a charge associated with the resolution of a property tax dispute in France.
(c)	Reflects a storm related charge at our Belpre, Ohio facility.
(d)

Includes other professional fees, severance expenses, fees associated with the public offering of our senior notes and the secondary public offering of our common stock, and charges associated with the restructuring of our European organization.

(e)	Reflects an impairment of long-lived assets, of which $3.4 million and $2.0 million were associated with the HSBC facility and other long-term assets, respectively.
(f)

Reflects the non-recurring portion of the $6.1 million of aggregate turnaround costs in 2013.  The adjustment relates to the production downtime at our Belpre, Ohio facility, in preparation for the installation of natural gas boilers to replace the coal-burning boilers required by the MACT legislation.

(g)	Reflects the loss on extinguishment of debt arising from a 2011 refinancing.
(h)	Reflects a retirement plan settlement charge associated with a disbursement from a benefit plan upon the retirement of an employee.

LCY SBC BUSINESS
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LCY SBC BUSINESS TO NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	12 months ended December			9 months Ended	Trailing 12 Months ended

	2010	2011	2012	9/30/13	9/30/13
Combined net income	$32.1	$44.4	$64.1	$27.5	$43.6
Add:
Interest expense, net	$2.4	$2.9	$2.6	$1.3	$1.8
Income tax expense	$2.4	$8.5	$11.7	$7.7	$10.4
Depreciation and amortization expenses	$9.8	$11.5	$17.4	$13.4	$17.8

EBITDA	$46.7	$67.3	$95.9	$49.9	$73.6
Add (deduct):
(Gain) / loss on currency transactions and financial instruments (a)	$1.3	$(3.5)	$(5.2)	$(6.0)	$(9.4)
Corporate overhead charges (b)	$1.9	$2.7	$3.1	$2.1	$2.7
Required additional G&A charges (c)	$(0.6)	$(1.3)	$(1.8)	$(0.7)	$(1.4)
Adjusted EBITDA	$49.3	$65.1	$92.0	$45.2	$65.5

(a)	Reflects (gains) / losses on currency transactions and financial instruments
(b)	Reflects elimination of allocated corporate overhead costs
(c)	Reflects adjustment for estimated direct overhead costs to support the stand-alone SBC business

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Investors:	Kraton Inc.
Gene Shiels (281) 504-4886
Media:	Abernathy MacGregor
Glen Orr (713) 205-7770 GLO@abmac.com
Jim Lucas (213) 630-6550 JBL@abmac.com